Exhibit 10.14

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of April 13, 2006, by and between Solera Holdings, LLC, a Delaware limited liability company (the “Company”), and Jack Pearlstein (“Purchaser”).

The Company and Purchaser desire that, pursuant to the terms and conditions of this Agreement, Purchaser will purchase from the Company, and the Company will sell to Purchaser, 1,213.766 of the Company’s Class BPreferred Units (the “Class B Preferred Units”) and 2,862,344 of the Company’s Class A Common Units (the “Class A Common Units”). All Class B Preferred Units and Class A Common Units acquired by Purchaser are referred to herein as “Securities.”  Certain definitions are set forth in Section 6 of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Purchase and Sale of Securities.

(a)                                  Upon execution of this Agreement (the “Closing”), Purchaser will purchase, and the Company will sell, (i) 2,356,608 Class A Common Units at a price of $0.10 per unit (the “Carried Common Units”), (ii) 505,736 Class A Common Units at a price of $0.10 per unit (the “Co-Invest Common Units” and together with the Class B Preferred Units, the “Co-Invest Units”), and (iii) 1,213.766 Class B Preferred Units at a price of $1,000.00 per unit. The Company will deliver to Purchaser a copy of the certificate(s) representing such Securities, and Purchaser will deliver to Solera, Inc., for the benefit of the Company, a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $1,500,000.00 as payment for such Securities.

(b)                                 Within 30 days after the purchase of any Carried Common Units hereunder, Purchaser will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder, as amended (the “Code”), in the form of Exhibit A attached hereto.

(c)                                  Until released upon the occurrence of a Sale of the Company or a Public Offering as provided below, all certificates evidencing any Securities that are unvested shall be held by the Company for the benefit of Purchaser and the other holder(s) of Securities; provided, however, that certificates representing the Carried Common Units shall be released when all of the Carried Common Units represented by such certificates are fully vested. Upon the occurrence of a Sale of the Company, the Company will return all certificates in its possession evidencing Securities to the record holders thereof. Upon the consummation of a Public Offering, the Company will return to the record holders thereof certificates in its possession evidencing the Vested Carried Common Units (as defined below).

(d)                                 In connection with the purchase and sale of the Securities, Purchaser represents and warrants to the Company that as of the date hereof and as of the Closing:

(i)                                     The Securities to be acquired by Purchaser pursuant to this Agreement will be acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)                                  Purchaser is an executive officer of the Company and/or Solera, Inc., is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(iii)                               Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.

(iv)                              Purchaser is able to bear the economic risk of his investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(v)                                 Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Securities and has had full access to such other information concerning the Company as he has requested.

(vi)          This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(vii)         Except for the Solera Employment Agreement, Purchaser is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement.

(viii)        Purchaser is a resident of the District of Columbia.

(e)           As an inducement to the Company to issue the Securities to Purchaser, and as a condition thereto, Purchaser acknowledges and agrees that neither the issuance of the Securities to Purchaser nor any provision contained in this Section 1 shall entitle Purchaser to remain in the employment of the Company, Solera, Inc. or their respective Subsidiaries or affect the right of the Company, Solera, Inc. or their respective Subsidiaries to terminate Purchaser’s employment at any time for any reason.

(f)            At the Closing, Purchaser shall execute in blank ten security transfer powers in the form of Exhibit B attached hereto (the “Security Powers”) with respect to the Securities and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, transfer and deliver the Securities to the appropriate acquiror thereof pursuant to Section 3 below or Section 4 of the Securityholders Agreement and under no other circumstances.

(g)           At the Closing, if Purchaser is lawfully married, Purchaser’s spouse shall execute the Consent in the form of Exhibit C attached hereto.

(h)           At the Closing, Purchaser shall become a party to the LLC Agreement and a party to the Securityholders Agreement and the Registration Agreement, in each case, in the capacity of an Other Securityholder, and the Investors hereby consent to Purchaser becoming a party to such agreements.

2.             Vesting of Carried Common Units.

(a)           The Co-Invest Units acquired by Purchaser shall be vested upon the purchase thereof. The Carried Common Units shall be subject to vesting in the manner specified in this Section 2.

(b)           Except as otherwise provided in this Section 2, the Carried Common Units shall become vested, in accordance with the following schedule, if as of each such date Purchaser is employed by the Company or any of its Subsidiaries:

Date	Cumulative Percentage of Carried Common Units Vested
April 1, 2006	20.00%
June 30, 2006	25.00%
September 30, 2006	30.00%
December 31, 2006	35.00%
March 31, 2007	40.00%
June 30, 2007	45.00%
September 30, 2007	50.00%
December 31, 2007	55.00%
March 31, 2008	60.00%
June 30, 2008	65.00%
September 30, 2008	70.00%
December 31, 2008	75.00%
March 31, 2009	80.00%
June 30, 2009	85.00%
September 30, 2009	90.00%
December 31, 2009	95.00%
March 31, 2010	100.00%

(c)           Upon the occurrence of a Sale of the Company, all Carried Common Units which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company, if, as of such date, Purchaser has been continuously employed by the Company, Solera, Inc. or any of their Subsidiaries from the date of this Agreement through and including such date.

(d)           In the event of a Public Sale of Class A Common Units by the Investors, if the number of Vested Common Units then outstanding is less than the Transfer Amount (as defined in Section 4(b)) applicable to such sale by the Investors, a number of Unvested Carried Common Units equal to such difference shall become vested in connection with such sale by the Investors.

(e)           If (i) requested by Purchaser in a written notice to the Company in connection with a Sale of the Company, and (ii) Purchaser is a “disqualified individual” (within the meaning of Code Section 280G(c)) entitled to receive a “parachute payment” (within the meaning of Code Section 280G(b)) in connection with such Sale of the Company, and (iii) Purchaser has waived his 280G Payment (as defined below) subject to the Member Vote (as defined below), the Company shall use commercially reasonable efforts prior to the closing of such Sale of the Company to hold a vote of the Company’s members (the “Member Vote”) seeking approval of any such parachute payment to the extent such parachute payment exceeds 2.999 times Purchaser’s “base amount” (within the meaning of Code Section 280G(b)(3)) (the “280G Payment”).

(f)            Carried Common Units that have become vested (“Vested Carried Common Units”) and the Co-Invest Units that are Class A Common Units are referred to herein as “Vested Common Units.”  The Vested Common Units and the Class B Preferred Units are collectively referred to herein as “Vested Units.”  All Carried Common Units that have not vested are referred to herein as “Unvested Carried Common Units.”

3.             Repurchase Option.

(a)           In the event of a Separation, the Carried Common Units (whether vested or unvested and whether held by Purchaser or one or more of Purchaser’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person; provided that if there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the members of the Company, then such Subsidiary will be treated as the Company for purposes of this Section 3 with respect to any repurchase of the securities of such Subsidiary.

(b)           In the event of a Separation, (i) the purchase price for each Unvested Carried Common Unit will be the lesser of (A) Purchaser’s Original Cost for such unit and (B) the Fair Market Value of such unit as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, in either case first delivered pursuant to Section 3(c) and (ii) the purchase price for each Vested Carried Common Unit will be the Fair Market Value of such unit as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, in either case delivered pursuant to Section 3(c); provided, however, that if Purchaser’s employment is terminated with Cause (as defined in the Solera Employment Agreement), the purchase price for each Vested Carried Common Unit will be the lesser of (A) Purchaser’s Original Cost for such unit and (B) the Fair Market Value of such unit as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be.

(c)           In the event of a Separation, the Company (with the approval of the Board) may elect to purchase all or any portion of the Unvested Carried Common Units and/or the Vested Carried Common Units pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within six months and 10 days after the Separation. The Repurchase Notice will set forth the number of Carried Common Units to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction. The number of Carried Common Units to be repurchased by the Company shall first be satisfied to the extent possible from the Carried Common Units held by Purchaser at the time of delivery of the Repurchase Notice. If the number of Carried Common Units then held by Purchaser is less than the total number of Carried Common Units that the Company has elected to purchase, the Company shall purchase the remaining Carried Common Units elected to be purchased from the other holder(s) of Securities under this Agreement (i.e., Purchaser’s Permitted Transferees), pro rata according to the number of Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest unit). The number of Unvested Carried Common Units and Vested Carried Common Units to be repurchased hereunder will be allocated among Purchaser and the other holders of Securities (if any) pro rata according to the number of Carried Common Units to be purchased from such Person.

(d)           If for any reason the Company does not elect to purchase all of the Carried Common Units pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Unvested Carried Common Units and/or Vested Carried Common Units that the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event within five months after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within six months and 10 days after the Separation. If the Investors elect to purchase an aggregate number greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of Class A Common Units owned by each Investor. As soon as practicable, and in any event within ten days, after the expiration of the six-month and ten-day period set forth above, the Company shall notify each holder of Securities as to the number of units being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Securities, the Company shall also deliver written notice to each Investor setting forth the number of units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Unvested Carried Common Units and Vested Carried Common Units to be repurchased hereunder shall be allocated among the Company and the Investors pro rata according to the number of Carried Common Units to be purchased by each of them.

(e)           The closing of the purchase of the Securities pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Purchaser to the Company, and will pay the remainder of the purchase price by, at its option, (A) a check or wire transfer of funds, (B) if the purchase is being made by a corporate successor to the Company, the issuance of a subordinated promissory note of the Company payable in full in one lump sum on the third anniversary of the date of issuance and bearing interest at a rate equal to such rate as may be determined by the Board (provided that such rate may not be less than the prime rate (as published in The Wall Street Journal from time to time)), which interest shall be payable in cash on a quarterly basis, (C) issuing in exchange for such securities a number of the Company’s Class A Preferred Units (having the rights and preferences set forth in the LLC Agreement) equal to (x) the aggregate portion of the repurchase price for such Securities determined in accordance with this Section 3 to be paid by the issuance of Class A Preferred Units divided by (y) 1,000, and for purposes of the LLC Agreement each such Class A Preferred Unit shall as of its issuance be deemed to have Capital Contributions (as defined in the LLC Agreement) made with respect to such Class A Preferred Unit equal to $1,000, or (D) any combination of (A), (B) and (C) as the Board may elect in its discretion; provided that, to the extent that the Company has readily available cash resources in excess of its working capital and other reasonable cash needs and without imposing any obligation on the Company to raise financing to fund the repurchases or to materially impair its financial liquidity or condition, the Company shall use reasonable efforts to pay the purchase price for such Securities pursuant to the foregoing clause (A). Each Investor will pay for the Securities purchased by it by a check or wire transfer of funds. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale.

By way of example only for the purpose of clarifying the mechanics of clause (C) of Section 3(e), if the Company intends to repurchase Securities consisting of 3,000,000 Class A Common Units by issuance of Class A Preferred Units and the aggregate repurchase price for such Class A Common Units determined in accordance with this Section 3 is $400,500, then the Company would issue to Purchaser 400.5 Class A Preferred Units, and for purposes of the LLC Agreement each whole Class A Preferred Unit issued to Purchaser would as of its issuance be deemed to have Capital Contributions made for such Class A Preferred Unit of $1,000, and the Capital Contributions made for the one-half Class A Preferred Unit would be $500.

(f)            Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Securities by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements, provided that with respect to any such equity financing agreements in effect on the date hereof, only such restrictions as are set forth in such agreements as in effect on the date hereof shall apply for purposes of this Section 3.2(f). If any such restrictions prohibit (i) the repurchase of Securities hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions but in no event later than 12 months after the date of the Repurchase Notice, and for any such repurchase that is to be made at Fair Market Value, Fair Market Value shall be determined as of the date such restrictions lapse.

(g)           Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Securities is finally determined to be an amount at least 20% greater than the per unit repurchase price for such unit of Securities in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Securities elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Securities during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a unit of Securities was finally determined to be an amount at least 20% greater than the per unit repurchase price for Securities set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(h)           The provisions of this Section 3 will terminate with respect to each Vested Carried Common Unit upon the consummation of a Public Offering, and with respect to all Securities upon the consummation of a Sale of the Company.

4.             Restrictions on Transfer of Securities.

(a)           Transfer of Securities. The holders of Securities shall not Transfer any interest in any Securities, except pursuant to (i) the provisions of Section 3 hereof, (ii) the provisions of Section 2 of the Securityholders Agreement (a “Participating Sale”), (iii) an Approved Sale (as defined in Section 4 of the Securityholders Agreement), or (iv) the provisions of Section 4(b) below.

(b)           Certain Permitted Transfers. The restrictions in this Section 4 will not apply with respect to any Transfer of Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group, or (ii) subject to the restrictions on transfer set forth in the Registration Agreement (including, without limitation, in Section 3 thereof) or any agreement entered into pursuant thereto, of Class A Common Units at such time as the Investors sell Class A Common Units in a Public Sale, but in the case of this clause (ii) only an amount of Class A Common Units (the “Transfer Amount”) equal to the product of (A) the number of Class A Common Units owned by Purchaser and (B) a fraction (the “Transfer Fraction”), the numerator of which is the number of Class A Common Units sold by the Investors in such Public Sale and the denominator of which is the total number of Class A Common Units held by the Investors prior to such Public Sale; provided that, if at the time of a Public Sale of units by the Investors, Purchaser chooses not to Transfer the Transfer Amount, Purchaser shall retain the right to Transfer an amount of Class A Common Units at a future date equal to the product of the number of Class A Common Units owned by Purchaser at such future date and the Transfer Fraction; provided further that any in-kind distributions of Class A Common Units by the Investors to their limited partners shall be deemed to be a Public Sale for purposes of this Section 4(b)(ii);  provided further that the restrictions contained in this Section 4 will continue to be applicable to the Securities after any Transfer of the type referred to in clause (i) above and the transferees of such Securities must agree in writing to be bound by the provisions of this Agreement. Any transferee of Securities pursuant to a Transfer in accordance with the provisions of clause (i) of this Section 4(b) is herein referred to as a “Permitted Transferee.”  Upon the Transfer of Securities pursuant to this Section 4(b), the transferring holder of Securities will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c)           Termination of Restrictions. The restrictions set forth in this Section 4 will continue with respect to each unit of Securities until the earlier of (i) the date on which such unit of Securities has been transferred in a Public Sale permitted by this Section 4, or (ii) the consummation of a Sale of the Company.

5.             Additional Restrictions on Transfer of Securities.

(a)           Legend. The certificates representing the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF APRIL 13, 2006, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY, DATED AS OF APRIL 13, 2006, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)           Opinion of Counsel. No holder of Securities may Transfer any Securities (except pursuant to Section 3 or 4(b) of this Agreement, Section 4 of the Securityholders Agreement or an effective registration statement under the Securities Act) without first delivering to the Company a written notice at least 10 days prior to such transfer describing in reasonable detail the proposed Transfer, and, if requested by the Company prior to such Transfer, an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Securities that do not bear the Securities Act portion of the legend set forth in Section 5(a). If the Company is not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

6.             Definitions.

“Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor; it being understood and agreed that GTCR I and its Affiliates shall for all purposes hereunder shall be Affiliates of GTCR II.

“Board” means the Company’s board of managers.

“Closing Date” means the date of the Closing.

“Fair Market Value” of each unit of Securities means the average of the closing prices of the sales of such Securities on all securities exchanges on which such Securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Securities as determined in good faith by the Board. If Purchaser reasonably disagrees with such determination, Purchaser shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice). Upon receipt of Purchaser’s written notice of objection, the Board and Purchaser will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Board and Purchaser, which appraiser shall submit to the Board and Purchaser a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms. The expenses of such appraiser shall be borne by Purchaser unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Company. In making such appraisal, the appraiser shall determine the fair value of the Company as a whole without discount for either lack of control or contractual restrictions on transfer applicable to the Securities. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Family Group” means a Person’s spouse, brothers or sisters, antecedents, descendants (whether natural or adopted) and the brothers or sisters, antecedents and descendants (whether natural or adopted) of such Person’s spouse, and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse, brothers or sisters, antecedents and/or descendants or the brothers or sisters, antecedents and/or descendants of such Person’s spouse, that is and remains solely for the benefit of such Person and/or such Person’s spouse, brothers or sisters, antecedents and/or descendants or the brothers or sisters, antecedents and/or descendants or such Person’s spouse, and any retirement plan for such Person.

“GTCR I” means GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

“GTCR II” means GTCR Golder Rauner II, L.L.C., a Delaware limited liability company.

“GTCR Co-Invest II” means GTCR Co-Invest II, L.P., a Delaware limited partnership.

“GTCR Fund VIII” means GTCR Fund VIII, L.P., a Delaware limited partnership.

“GTCR Fund VIII/B” means GTCR Fund VIII/B, L.P., a Delaware limited partnership.

“Investors” means GTCR Fund VIII, GTCR Fund VIII/B, GTCR Co-Invest II, and any other investment fund managed by GTCR I or GTCR II that at any given time owns securities of the Company.

“LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended from time to time pursuant to its terms.

“Majority Holders” means the holders of a majority of the Investor Preferred (as defined in the Unit Purchase Agreement) or, if no Investor Preferred is outstanding, the holders of a majority of the Investor Common (as defined in the Unit Purchase Agreement).

“Original Cost” means, with respect to each Common Unit purchased hereunder, $0.10 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

“Registration Agreement” means the Registration Rights Agreement, dated as of April 1, 2005, among the Company and certain of its securityholders, as amended from time to time pursuant to its terms.

“Sale of the Company” means any transaction or series of related transactions pursuant to which any Person or group of related Persons other than, except for purposes of Section 2(c), the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities” will continue to be Securities in the hands of any holder other than Purchaser (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Securities will succeed to all rights and obligations attributable to Purchaser as a holder of Securities hereunder. Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Securities (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Carried Common Units shall remain Unvested Carried Common Units after any Transfer thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholders Agreement” means the Securityholders Agreement, dated as of April 1, 2005, among the Company and certain of its securityholders, as amended from time to time pursuant to its terms.

“Separation” means Purchaser ceasing to be employed by the Company, Solera, Inc. or any of their respective Subsidiaries for any reason.

“Solera Employment Agreement” means the Employment Agreement, dated as of April 13, 2006, among the Company, Solera, Inc. and Purchaser, as amended from time to time pursuant to its terms.

“Solera, Inc.” means Solera, Inc., a Delaware corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of Solera, Inc. or another Subsidiary of the Company.

“Unit Purchase Agreement” means the Amended and Restated Unit Purchase Agreement, dated as of April 13, 2006, between the Company and the Investors, as amended from time to time pursuant to its terms.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

7.             Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to the Company:

Solera Holdings, LLC

12230 El Camino Real, Suite 200

San Diego, CA 92130

Attention:  Chief Executive Officer

Facsimile:  (858) 812-3011

with copies to:

GTCR Golder Rauner II, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:  Philip A. Canfield

Craig A. Bondy

Facsimile: (312) 382-2201

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:  Stephen L. Ritchie, P.C.

Mark A. Fennell

Facsimile: (312) 861-2200

If to Purchaser:

Jack Pearlstein

5122 Warren Place, NW

Washington, DC 20016

Facsimile:  (925) 866-3491

If to the Investors:

GTCR Golder Rauner II, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:  Philip A. Canfield

Craig A. Bondy

Facsimile: (312) 382-2201

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:  Stephen L. Ritchie, P.C.

Mark A. Fennell

Facsimile: (312) 861-2200

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

8.             General Provisions.

(a)           Termination. If the Closing has not occurred prior to the earliest to occur of (the “Early Termination Date”) a Separation and the first anniversary of the date hereof, this Agreement shall terminate and be of no further force or effect as of the Early Termination Date.

(b)           Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such equity for any purpose.

(c)           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d)           Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(e)           No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(f)            Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(g)           Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, the Company, Solera, Inc., the Investors and their respective successors and assigns (including subsequent holders of Securities); provided that the rights and obligations of Purchaser under this Agreement shall not be assignable except in connection with a permitted transfer of Securities hereunder.

(h)           Choice of Law. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Solera, Inc. and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)            MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(j)            Remedies. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)           Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Solera, Inc., Purchaser and the Majority Holders.

(l)            Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m)          Termination. This Agreement shall survive a Separation and shall remain in full force and effect after such Separation.

(n)           Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

(o)           Deemed Transfer of Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such units, whether or not the certificates therefor have been delivered as required by this Agreement.

(p)           No Pledge or Security Interest. The purpose of the Company’s retention of Purchaser’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Section 4 of the Securityholders Agreement and does not by itself constitute a pledge by Purchaser of, or the granting of a security interest in, the underlying equity.

(q)           Rights Granted to GTCR and its Affiliates. Any rights granted to GTCR and its Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(r)            Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as (but excluding any “preferred” features of the units with respect to which they were distributed) the units with respect to which they were distributed for purposes of Sections 1, 2, 3, 4 and 5 hereof.

(s)           Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(t)            Deemed Senior Management Agreement. Notwithstanding anything in the LLC Agreement, the Unit Purchase Agreement, the Securityholders Agreement or the Registration Agreement to the contrary, this Agreement shall be deemed to be a “Senior Management Agreement” for the purposes of such agreements.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the date first above written.

SOLERA HOLDINGS, LLC

By:	/s/ Tony Aquila
Name:	Tony Aquila
Its:	Chief Executive Officer

/s/ Jack Pearlstein
JACK PEARLSTEIN

Signature Page to Securities Purchase Agreement of Jack Pearlstein

Agreed and Accepted:
THE INVESTORS:

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Philip A. Canfield
Name:	Philip A. Canfield
Its:	Principal

Signature Page to Securities Purchase Agreement of Jack Pearlstein